Amtech Systems Announces Officer Changes

TEMPE, Arizona - February 25, 2016 - Amtech Systems, Inc. (NASDAQ: ASYS), a global supplier of production and automation systems and related supplies for the manufacture of solar cells, semiconductors, and silicon wafers, today announced that Bradley C. Anderson, Executive Vice President and Chief Financial Officer will be retiring from that position effective April 1, 2016, and will act in an advisory capacity through December 2016. Mr. Anderson has served as Chief Financial Officer since joining the company in April 2006. Concurrently, the company announced the appointment of Robert T. Hass to the position of interim Chief Financial Officer (effective April 1, 2016) while the company conducts a search to permanently fill the CFO position.

Fokko Pentinga, President and Chief Executive Officer of Amtech, commented, "Brad has played a significant role in Amtech’s transformation over the years. I want to thank Brad for his leadership as he helped advance a series of key priorities, including executing on a number of acquisitions. Mr. Hass has served the company in various financial capacities for over 23 years, including chief financial officer from 1992 to 2006. He has a wealth of financial expertise and deep knowledge of Amtech’s businesses. With Robert’s experience, a strong financial team, and Brad continuing in an advisory capacity, I am confident we will make a seamless transition into the future."

Brad Anderson, Executive Vice President and Chief Financial Officer, commented, “I am very appreciative of the many opportunities for professional and personal development that Amtech has provided me during the last nine plus years. I now look forward to working closely with the company’s management in an advisory role as the global organization stays focused on its well-defined near and long-term objectives to enhance value.”

About Amtech Systems, Inc.
Amtech Systems, Inc. is a global supplier of advanced thermal processing equipment to the solar, semiconductor / electronics, and LED manufacturing markets. Amtech's equipment includes diffusion, ALD and PECVD systems and solder reflow systems. Amtech also supplies wafer handling automation and polishing equipment and related consumable products. The Company's wafer handling, thermal processing and consumable products currently address the diffusion, oxidation, and deposition steps used in the fabrication of solar cells, LEDs, semiconductors, MEMS, printed circuit boards, semiconductor packaging, and the polishing of newly sliced sapphire and silicon wafers. Amtech’s products are recognized under the leading brand names Tempress SystemsTM, Bruce TechnologiesTM, PR HoffmanTM, R2D AutomationTM, SoLayTec, and BTU International.
Cautionary Note Regarding Forward-Looking Statements
Certain information contained in this press release is forward-looking in nature. All statements in this press release, or made by management of Amtech Systems, Inc. and its subsidiaries ("Amtech"), other than statements of historical fact, are hereby identified as "forward-looking statements" (as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). In some cases, forward-looking statements can be identified by terminology such as "may," "will," "should," "would," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology or our management are intended to identify such forward-looking statements. Examples of forward-looking statements include statements regarding Amtech's future financial results, operating results, business strategies, projected costs, products under development, competitive positions, and plans and objectives of Amtech and its management for future operations. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. The Form 10-K that Amtech filed with the Securities and Exchange Commission (the “SEC”) for the year-ended September 30, 2015, listed various important factors that could affect the company’s future operating results and financial condition and could cause actual results to differ materially from historical results and expectations based on forward-looking statements made in this document or elsewhere by Amtech or on its behalf. These factors can be found under the heading "Risk Factors" in the Form 10-Ks and investors should refer to them. Because it is not possible to predict or identify all such factors, any such list cannot be considered a complete set of all potential risks or uncertainties. Except as required by law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Amtech Systems, Inc. Bradley C. Anderson Chief Financial Officer (480) 967-5146 irelations@Amtechsystems.com	Christensen Investor Relations Patty Bruner (480) 201-6075 pbruner@christensenir.com